Exhibit 10.7

ELEVENTH MODIFICATION OF OFFICE LEASE

THIS ELEVENTH MODIFICATION OF OFFICE LEASE (this “Eleventh Modification”) is entered into as of the              day of                      , 2010, by and between CRESCENT TC INVESTORS, L.P., a Delaware limited partnership (“Landlord”), and WESTWOOD MANAGEMENT CORP., a New York corporation (“Tenant”).

RECITALS:

A. The Crescent, a Texas joint venture, predecessor-in-interest to Landlord, and Tenant executed that certain Office Lease, dated April 9, 1990 (the “Original Lease”), covering certain space therein designated as Suite 1110, containing approximately 1,621 rentable square feet (the “Original Premises”), situated on the eleventh floor of 300 Crescent Court which is part of an office building commonly known as The Crescent®, located at 100, 200 and 300 Crescent Court, Dallas, Texas (the “Office Building”).

B. The Original Lease has been amended by (i) that certain First Modification of Office Lease dated September 11, 1991 (the “First Modification”), pursuant to which the Original Premises were expanded to include an additional 1,783 rentable square feet to consist of a total of 3,404 rentable square feet; (ii) that certain Second Modification of Office Lease dated September 27, 1991 (the “Second Modification”), pursuant to which an error in the amount of the monthly installments of Basic Rental was corrected; (iii) that certain Third Modification of Office Lease dated October 5, 1994 (the “Third Modification”), pursuant to which Tenant relocated to Suite 1320, containing approximately 5,322 rentable square feet located in 300 Crescent Court, Dallas, Texas (hereinafter referred to as the “New Premises”); (iv) that certain Letter Agreement dated June 15, 1995 (the “Letter Agreement”), pursuant to which the term of the Original Lease was extended for an additional five (5) years, through and including March 31, 2000; (v) that certain Fourth Modification of Office Lease dated April 26, 1996 (the “Fourth Modification”), pursuant to which the New Premises were expanded to include an additional 2,691 rentable square feet located at 200 Crescent Court, Dallas, Texas (the “First Expansion Space”) and an additional 1,770 rentable square feet located in 300 Crescent Court, Dallas, Texas (the “Second Expansion Space”), and the term of the Original Lease was extended through June 30, 2001; (vi) that certain Fifth Modification of Office Lease dated May 30, 1996 (the “Fifth Modification”), pursuant to which the New Premises were expanded to include an additional 167 rentable square feet located at 200 Crescent Court, Dallas, Texas (the “Third Expansion Space”); (vii) that certain Sixth Modification of Office Lease dated September 18, 1997 (the “Sixth Modification”), pursuant to which the New Premises were expanded to include an additional 1,038 rentable square feet located at 200 Crescent Court, Dallas, Texas (the “Fourth Expansion Space”); (viii) that certain Seventh Modification of Office Lease dated June 24, 1998 (the “Seventh Modification”), pursuant to which the New Premises were reduced by approximately 3,896 rentable square feet of space located at 200 Crescent Court, Dallas, Texas (the “Released Space”) and expanded to include an additional 5,818 rentable square feet located on the thirteenth floor of 200 and 300 Crescent Court, Dallas, Texas (the “Fifth Expansion Space”); (ix) that certain Eighth Modification of Office Lease dated September 21, 1998 (the “Eighth Modification”), pursuant to which an additional 665 rentable square feet located on the thirteenth floor of 200 Crescent Court, Dallas, Texas (the “Sixth Expansion Space”); (x) that certain Ninth Modification of Office Lease dated November 25, 2003 (the “Ninth Modification”), pursuant to which the Lease Term was extended and the New Premises, together with the First Expansion Space, the Second Expansion Space, the Third Expansion Space, the Fourth Expansion Space, the Fifth Expansion Space and the Sixth Expansion Space, and as reduced by the Released Space, were substituted with approximately 22,002 rentable square feet located on the 12th floor of 200 Crescent Court (the “Current Premises”); and (xi) that certain Tenth Modification of Office Lease dated February 24, 2004 (the “Tenth Modification”), pursuant to which the Current Premises were redefined to contain 21,587 rentable square feet of space.

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C. The Original Lease, as modified by the First Modification, the Second Modification, the Third Modification, the Letter Agreement, the Fourth Modification, the Fifth Modification, the Sixth Modification, the Seventh Modification, the Eighth Modification, the Ninth Modification and the Tenth Modification, is hereinafter referred to as the “Lease”. Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Lease.

D. Landlord and Tenant desire to further amend and modify the Lease in certain respects as provided herein.

AGREEMENT:

In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby further amend and modify the Lease as follows:

1. Lease Term. The Lease currently provides that the Lease Term expires on May 31, 2011. Paragraph 3 of the Lease is hereby modified and amended to provide that the Lease Term is hereby extended for a period of 126 months, commencing on June 1, 2011 and continuing through and including November 30, 2021, unless sooner terminated pursuant to the Lease, as modified by this Eleventh Modification.

2. Premises. Effective as of the Seventh Expansion Space Commencement Date (hereinafter defined), the Lease is hereby modified and amended to include Suite 1300, containing approximately 3,968 rentable square feet, located on the 13th floor of 200 Crescent Court as shown on Exhibit A attached hereto (the “Seventh Expansion Space”). As used herein, the term “Seventh Expansion Space Commencement Date” shall be the earliest of (1) the first business day after the date on which the Landlord Work (defined in the Work Letter attached as Exhibit B) with respect to the Seventh Expansion Space is Substantially Complete, as determined pursuant to the Work Letter and Landlord has given Tenant written notice thereof at least five (5) business days prior to the date on which the Landlord Work is Substantially Complete, or (2) the date on which the Landlord Work with respect to the Seventh Expansion Space would have been Substantially Complete but for Tenant Delay, as such term is defined in the Work Letter and Landlord has given Tenant written notice thereof at least five (5) business days prior to the date on which the Landlord Work would have been Substantially Complete but for Tenant Delay, or (3) the date Tenant takes possession of any part of the Seventh Expansion Space for purposes of conducting business therein. Tenant shall have the right to access the Seventh Expansion Space for a period of up to 30 days prior to the Seventh Expansion Space Commencement Date, for the sole purpose of installing cabling, furniture, equipment or other personal property (and Landlord hereby agrees that it shall cause the Landlord Work to be sufficiently complete as of the 30th day prior to the Seventh Expansion Space Commencement Date so as to permit Tenant to make such installations), subject to the terms and provisions of the Lease, as modified hereby, except that Tenant shall not be required to pay Basic Rental, Additional Rental or any other rent for the Seventh Expansion Space during such early access. From and after the Seventh Expansion Space Commencement Date, the term “Premises” wherever used in the Lease or in this Eleventh Modification shall mean the Current Premises, together with the Seventh Expansion Space, collectively containing 25,555 rentable square feet. Tenant hereby acknowledges and agrees that the Seventh Expansion Space is leased by Tenant subject to all terms and conditions of the Lease, as modified by this Eleventh Modification.

The Crescent®/Westwood Management Corp.

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3. Basic Rental.

(a) Current Premises. Effective as of June 1, 2011, the Basic Rental due and payable for the Current Premises shall be in the following amounts:

Lease Months	Annual Basic Rental Rate Per Rentable Square Foot	Monthly Basic Rental Installment

6/1/11 - 11/30/11	$0	$0
12/1/11 - 11/30/15	$33.50	$60,263.71
12/1/15 - 11/30/17	$34.50	$62,062.63
12/1/17 - 11/30/21	$35.50	$63,861.54

In addition, as of November 1, 2010, Landlord will apply a credit against the Basic Rental next due and owing for the Current Premises in an amount equal to $92,680.45.

(b) Seventh Expansion Space. Effective as of the Seventh Expansion Space Commencement Date, the Basic Rental due and payable for the Seventh Expansion Space shall be in the following amounts:

Lease Months	Annual Basic Rental Rate Per Rentable Square Foot	Monthly Basic Rental Installment

SESCD - Month 54 after SESCD	$33.50	$11,077.33
Month 55 after SESCD - Month 78 after SESCD	$34.50	$11,408.00
Month 79 after SESCD - 11/30/21	$35.50	$11,738.67

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SESCD = Seventh Expansion Space Commencement Date

Month = One full calendar month

Notwithstanding anything to the contrary contained in the foregoing, Landlord agrees to abate the Basic Rental payable for the Seventh Expansion Space for a period of 6 months commencing on the Seventh Expansion Space Commencement Date. Rent for any partial month shall be prorated on a daily basis. All Rent shall be payable in accordance with the terms and provisions of the Lease, as modified by this Eleventh Modification.

4. Operating Expense Stop.

(a) Effective as of September 1, 2010, Paragraph 1(h) of the Lease is modified and amended to provide that the term “Operating Expense Stop” shall mean the following:

“The amount of the Actual Operating Expenses for the Project for the calendar year 2011 (grossed up to full occupancy).”

(b) For the purposes of determining the component of Actual Operating Expenses for the calendar year 2011 that consists of real estate taxes, such real estate taxes for 2011 shall be grossed up to be the amount that would be payable if the Office Building were fully assessed with all tenants paying full rent for their premises (as opposed to free rent or abated rent).

5. Controllable Operating Expense Cap. Effective as of June 1, 2011, Paragraph 6(a) of the Lease is modified and amended to provide that the Controllable Expenses (hereinafter defined) shall not increase by more than 6% over Controllable Expenses in the previous calendar year, on a non-cumulative, compounded basis. The term “Controllable Expenses” means all Actual Operating Expenses excluding expenses relating to the cost of utilities, insurance, and real estate taxes.

6. Condition of Premises. Landlord agrees to cause leasehold improvements to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit B, which shall be executed by Landlord, Tenant, and Landlord’s construction manager, Crescent Property Services, Inc.

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7. Termination Option. Tenant shall have the option to terminate this Lease with respect to all or part of the Premises effective on November 30, 2016 (the “Termination Date”), provided (a) Tenant gives written notice thereof to Landlord no later than November 30, 2015, and (b) no uncured event of default exists under the Lease at the time of the giving of such notice nor on the Termination Date (following the expiration of any applicable notice and cure period provided in the Lease). However, if Tenant elects to terminate the Lease, as modified hereby, with respect to only a portion of the Premises located on the 12th floor of 200 Crescent Court or any other floor which Tenant leases in its entirety, Tenant shall be responsible for the costs of converting such floor to a multi-tenant floor, including constructing a multi-tenant corridor, in compliance with applicable Laws. Additionally, Tenant’s right to terminate hereunder is conditioned upon the continued payment by Tenant of all Basic Rental, Additional Rental, parking charges, charges for electrical service and any other charges due by Tenant under the Lease (collectively referred to herein as “Rent”) through and including the Termination Date in accordance with the terms of the Lease, and payment in full by Tenant, such payment to be delivered to Landlord on or before the Termination Date, of a cash sum equal to $1,064,739.83, which amount constitutes (i) the unamortized cost (using an amortization rate of 8%) of all tenant improvement allowances and leasing commissions incurred by Landlord in connection with the Lease, as modified by this Eleventh Modification, and (ii) three (3) times the Basic Rental payable for the month of November, 2016 (collectively, the “Termination Payment”). If Tenant exercises its option to terminate this Lease with respect to only a portion of the Premises, the Termination Payment shall be reduced proportionately by multiplying $1,064,739.83 by a fraction, the numerator of which is the number of rentable square feet of space with respect to which the Lease is being terminated, and the denominator of which is 25,555 rentable square feet. After Landlord’s receipt of the Termination Payment and all Rent through and including the Termination Date, and so long as Tenant has surrendered the Premises (or the portion thereof with respect to which the Lease is terminated, in the case of a partial termination) in the condition required under the Lease as modified by this Eleventh Modification, neither party shall have any rights, liabilities or obligations under the Lease with respect to the Premises (or the portion thereof with respect to which the Lease is terminated, in the case of a partial termination) for the period accruing after the Termination Date, except those which, by the provisions of the Lease, expressly survive the termination of the Lease.

8. Option to Extend. Rider No. 1 attached to the Ninth Modification is hereby deleted in its entirety and replaced with Rider No. 1 attached hereto.

9. Right of First Refusal. Rider No. 2 attached to the Ninth Modification is hereby deleted in its entirety and replaced with Rider No. 2 attached hereto.

10. Expansion Option. Tenant shall have an option to expand the Premises in accordance with Rider No. 3 attached hereto.

11. Parking. Effective as of June 1, 2011, the Parking Agreement attached to the Ninth Modification as Rider No. 3 is hereby modified and amended to provide that Tenant shall have the right to lease a total of up to 77 unreserved parking spaces in the Parking Facilities (4 of which may be converted to reserved parking spaces). The rates payable by Tenant for such parking spaces shall be fixed for the period commencing on June 1, 2011 and continuing through May 31, 2013 at $70.00 for each unreserved parking space, plus any taxes thereon, and $150.00 for each reserved parking space, plus any taxes thereon. Commencing on June 1, 2013, the rates payable for such parking spaces shall be fixed through November 30, 2021 at $90.00 for each unreserved parking space, plus any taxes thereon, and $180.00 for each reserved parking space, plus any taxes thereon. During any Renewal Period or extension of the Lease Term, Tenant shall pay Landlord’s quoted monthly contract rates (as set from time to time) for each unreserved and reserved parking permit, plus any taxes thereon.

12. Non-Disturbance Agreement. Within 30 days after the full execution of this Eleventh Modification, Landlord shall obtain a non-disturbance agreement for the benefit of Tenant from the current mortgagee of the Project substantially in the form attached hereto as Exhibit C.

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13. After Hours Heat and Air Conditioning. Effective as of June 1, 2011, Paragraph 10 of the Ninth Modification is hereby deleted in its entirety. Instead, effective as of June 1, 2011, Paragraph 7(a) of the Lease is modified and amended to delete the second parenthetical in subparagraph (ii) and replace it with the following language: “Tenant, upon such notice as is reasonably required by Landlord, and subject to the capacity of the Building systems, may request heat and air conditioning service (“HVAC Service”) during hours other than the hours listed in the preceding sentence (hereinafter called “Normal Business Hours”). Tenant shall pay Landlord for such additional service at a rate equal to $40.00 per operating hour per floor (the “Hourly HVAC Charge”), with a one hour minimum. Landlord shall have the right, upon 30 days prior written notice to Tenant, to adjust the Hourly HVAC Charge from time to time, but not more than once per calendar year, based proportionately upon increases in HVAC Service costs, which costs include utilities, taxes, surcharges, labor, equipment, maintenance and repair. Notwithstanding the foregoing, Landlord agrees to waive the Hourly HVAC Charge for up to 248 hours of additional HVAC Service requested by Tenant after Normal Business Hours in each lease year during the Lease Term. Such waiver shall not be cumulative (in other words, if Tenant does not use 248 hours of additional HVAC Service in any given lease year, Landlord’s agreement to waive the Hourly HVAC Charge will not be increased in the following lease year by the number of such unused hours). In addition, the costs for any HVAC Service at times other than Normal Business Hours shall be reduced to the extent that any other tenant on the same floor has requested such service, with such overall cost to be prorated among all tenants on the floor requesting such HVAC Service.”

14. Electricity. The following parameters constitute building standard electrical design capacity (“Building Standard Electricity”): (i) the total demand electrical load of all electrical equipment, including lighting, serving the Premises shall not exceed an average of 4 watts multiplied by the number of rentable square feet in the Premises delivered through the electrical riser to the electrical room on the floor where the Premises are located; (ii) the demand electrical load for lighting shall comply with the National Electric Code, as revised from time to time, and all other applicable Laws; (iii) emergency power shall be limited to egress lighting only and at Landlord’s option shall be provided by Tenant’s battery backup fixtures or Landlord’s emergency power system; and (iv) no electrical equipment shall exceed the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises. Any requirements, services or equipment in excess or contravention of the foregoing parameters (or any combination thereof) shall constitute above building standard electrical services subject to Landlord’s approval and Tenant’s compliance with the other applicable provisions of the Lease, as modified by this Eleventh Modification. However, the cost of purchasing and installing any above building standard electrical equipment approved by Landlord (including submeters) shall be paid at Tenant’s expense, but may be paid out of the Construction Allowance to the extent sufficient funds are available. Landlord has installed a new primary power feed to the Project from the Lemon Avenue Substation, and a sub-cycle transfer switch in both electric vaults with emergency backup feed from the Fairmount 5 substation (the “Electrical System Upgrades”). The cost of the Electrical System Upgrades shall not constitute an Actual Operating Expense nor shall the costs be paid out of the Construction Allowance pursuant to the Work Letter.

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15. Broker. Tenant represents and warrants that no broker or agent has represented Tenant in connection with this Eleventh Modification, other than Jones Lang LaSalle Brokerage, Inc. (“Broker”) whose commission shall be paid by Landlord in accordance with a separate agreement between Landlord and Broker. Except as provided in the immediately preceding sentence, each party shall indemnify and defend the other party against any Claims for real estate commissions or fees in connection with this Eleventh Modification made by any other party claiming through the indemnifying party. The foregoing indemnification obligation of each indemnifying party shall include indemnification of any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, employees, shareholders, members, partners, agents and contractors (and, in the case of Landlord as the indemnified party, shall include Landlord’s mortgagees and the manager of the Office Building).

16. ERISA Representation. Tenant represents that (i) neither Tenant nor any entity controlling or controlled by Tenant owns a five percent (5%) or more interest (within the meaning of Prohibited Transaction Class Exemption 84-14) in JPMorgan Chase Bank, N.A. (“JPMorgan”) or any of JPMorgan’s affiliates, and (ii) neither JPMorgan, nor any of its affiliates, owns a five percent (5%) or more interest in Tenant or any entity controlling or controlled by Tenant.

17. Prohibited Persons and Transactions. Tenant represents to Landlord: (i) that neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it, nor any of its officers, directors or managing members, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, or other Applicable Laws (each such person, a “Prohibited Person”), (ii) that Tenant’s activities do not violate the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, or the regulations or orders promulgated thereunder, as they may be amended from time to time, or other anti-money laundering laws (the “Anti-Money Laundering Laws”), and (iii) that throughout the term of the Lease, as modified by this Eleventh Modification, Tenant shall comply with the Executive Order and with the Anti-Money Laundering Laws.

18. Attorneys’ Fees. If either party institutes a suit against the other for violation of or to enforce any covenant or condition of the Lease, as amended by this Eleventh Modification, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees. The term “prevailing party” is defined to mean the party who obtains a determination of wrongful conduct by the other party regardless of whether actual damages are awarded.

19. Time of the Essence. Time is of the essence with respect to Tenant’s execution and delivery of this Eleventh Modification to Landlord. If Tenant fails to execute and deliver a signed copy of this Eleventh Modification to Landlord by 5:00 p.m. (Dallas, Texas time), on December 14, 2010, it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord’s acceptance, execution and return of this document shall constitute Landlord’s agreement to waive Tenant’s failure to meet the foregoing deadline.

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20. Miscellaneous. This Eleventh Modification shall become effective only upon full execution and delivery of this Eleventh Modification by Landlord and Tenant. This Eleventh Modification contains the parties’ entire agreement regarding the subject matter covered by this Eleventh Modification, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Eleventh Modification. Except as modified by this Eleventh Modification, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Eleventh Modification, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. In case of a conflict between the Lease and this Eleventh Modification, the terms of this Eleventh Modification shall control.

21. Ratification. Landlord and Tenant hereby ratify and confirm their respective obligations under the Lease and each party represents and warrants to the other that to its current actual knowledge, it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and full force and effect, and (b) to its current actual knowledge, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto. Landlord confirms that, to its current actual knowledge, Tenant is not in default under the Lease.

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EXECUTED as of the day and year first above written.

LANDLORD:

CRESCENT TC INVESTORS, L.P.,

a Delaware limited partnership

By:	Crescent TCI GP, LLC.,
a Delaware limited liability company, its general partner

By:
Name:
Title:

TENANT:

WESTWOOD MANAGEMENT CORP.,

a New York corporation

By:
Name:
Title:

The Crescent®/Westwood Management Corp.

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EXHIBIT A-1

OUTLINE AND LOCATION OF SEVENTH EXPANSION SPACE

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EXHIBIT A-2

OUTLINE AND LOCATION OF RIGHT OF FIRST REFUSAL SPACE

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EXHIBIT A-3

OUTLINE AND LOCATION OF EXPANSION SPACE

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EXHIBIT A-4

OUTLINE AND LOCATION OF SWING SPACE

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EXHIBIT B

WORK LETTER

This Work Letter is attached as an Exhibit to an Eleventh Modification of Office Lease (the “Eleventh Modification”) between CRESCENT TC INVESTORS, L.P., as Landlord, and WESTWOOD MANAGEMENT CORP., as Tenant. Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease (as defined in the Eleventh Modification), as modified by the Eleventh Modification. In the event of any conflict between the Lease, as modified by the Eleventh Modification, and this Work Letter, the latter shall control. Pursuant to the terms of the Property Management Agreement executed by Landlord and Crescent Property Services, Inc. (“CPS”), CPS has agreed to perform certain obligations as Landlord’s agent and on Landlord’s behalf, including the obligations set forth below. The term “Premises” as used in this Work Letter, shall mean the Current Premises together with the Seventh Expansion Space notwithstanding that the Seventh Expansion Space Commencement Date has not occurred.

1. Approved Construction Documents.

(A) Construction Documents. No later than February 1, 2011, Tenant shall submit to CPS complete, finished and detailed architectural, mechanical, electrical and plumbing drawings and specifications to include Tenant’s partition and furniture layout, reflected ceiling, telephone and electrical outlets and equipment rooms, doors (including hardware and keying schedule), glass partitions, windows (if any), critical dimensions, structural loading requirements, millwork, finish schedules, air conditioning and heating systems, ductwork and electrical facilities, together with all supporting information and delivery schedules (the “Construction Documents”). It is acknowledged that the Landlord Work shall include the construction of a stairwell connecting the portions of the Premises situated on the 12th and 13th floors, and the Construction Documents shall include plans for such stairwell. The Construction Documents shall be prepared by HKS Inc. or other architects and/or engineers approved by Landlord in writing in advance, which approval shall not be unreasonably withheld, conditioned or delayed. The Construction Documents shall comply with Laws and shall be presented in a format reasonably acceptable to CPS for filing with the appropriate governmental authorities for required permits and licenses.

(B) CPS’s Approval. Within ten (10) Business Days following receipt of Tenant’s Construction Documents, CPS (or its designated architectural and/or engineering firm) shall approve or disapprove such documents in writing. CPS’s approval shall not be unreasonably withheld. In the event CPS fails to respond with its approval or disapproval within such ten (10) Business Day period, Tenant may deliver to CPS a second written request for approval, which request shall state in bold, conspicuous and all capital letters “CPS’S RESPONSE IS REQUIRED WITHIN 5 BUSINESS DAYS OR PLANS WILL BE DEEMED APPROVED”. In the event CPS fails to respond to such notice within five (5) Business Days after CPS’s receipt of such second request, the applicable plans and specifications shall be deemed approved. If CPS disapproves, CPS shall provide Tenant in writing specific reasons for such disapproval. Tenant shall submit corrected Construction Documents within ten (10) days of receipt of CPS’s disapproval notice. CPS shall approve or disapprove the corrected Construction Documents within five (5) additional days from receipt thereof. Upon CPS’s approval or deemed approval, the Construction Documents shall become the “Approved Construction Documents”.

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2. Competitive Bids. CPS and Tenant shall mutually select and approve a maximum of five (5) but not less than three (3) general contractors who will provide competitive lump sum bids for the Landlord’s Work according to the Approved Construction Documents. Only subcontractors from Landlord’s approved subcontractor list shall be allowed to work on the mechanical, electrical and plumbing components of the Building; provided however, Landlord’s approved subcontractor list shall include not less that three (3) subcontractors in each of the mechanical, electrical, and plumbing trades. Only Landlord’s designated subcontractor for fire alarm components shall be allowed to work on the same. Tenant shall have the right, but not the obligation, to be involved in the bid process with all rights of CPS including selection of the bidders, bid receipt and review, and all bid and award processes including, but not limited to, contractor interviews, preparation of bid invitation, receipt and qualification of bids, and selection of the low qualified bidder. CPS shall enter into a contract with the mutually selected low qualified bidder on Landlord’s standard form of contract.

3. Landlord’s Contributions.

(A) Construction Allowance. Landlord will provide a construction allowance equal to the product of (i) $34.50, multiplied by (ii) the number of rentable square feet in the Current Premises plus the number of rentable square feet in the Seventh Expansion Space, which is $881,647.50 (the “Construction Allowance”), toward the cost of constructing the Landlord Work. Payments shall be made directly to Landlord’s contractor performing the Landlord Work. The cost of (a) all space planning, design, consulting or review services and construction drawings related to the Landlord Work, (b) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (c) purchasing and installing all building equipment for the Premises (including any submeters and other above building standard electrical equipment approved by CPS), (d) required metering, re-circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, and construction services, (e) materials and labor incurred in connection with the performance of the Landlord Work, and (f) an asbestos survey of the Premises if required by applicable Law, shall all be included in the cost of the Landlord Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose. In addition, Tenant’s costs for (i) moving, staging, and temporary requirements associated with Tenant’s improvements, (ii) communications and data cabling (in the Premises and in the Swing Space), (iii) security, (iv) consulting and management services, (v) Tenant’s legal fees in negotiating this Eleventh Modification, and (vi) purchasing and installing workstations, furniture, fixtures and other equipment for the Premises, may be paid out of the Construction Allowance to the extent sufficient funds are available, by reimbursement to Tenant for such actual third party costs within 30 days after receipt of an invoice therefore; provided, however, if Tenant so requests, Landlord shall pay such amounts directly to Tenant’s vendors within 30 days after Tenant has provided Landlord an invoice addressed to Landlord from such vendor together with evidence of Tenant’s approval thereof and other necessary documentation to reasonably establish the amount owed to such vendor. Costs to Tenant or applied to the Construction Allowance shall exclude, (a) bonding, (b) work or change orders not approved in advance by Tenant and (c) overtime or accelerated work schedules that are not approved in advance by Tenant. Tenant acknowledges that an asbestos survey will probably be required by applicable Law and that the time required for such asbestos surveys should be incorporated in Tenant’s construction planning. In addition, and provided that there are sufficient funds available in the Construction Allowance after completion of the Landlord Work as provided herein, Tenant may utilize the remaining portion of the Construction Allowance toward a credit against Basic Rental (the “Rent Credit”). The Rent Credit will be credited to the next rent becoming due under the Lease. Subject to the foregoing regarding the Rent Credit (which right to utilize the Rent Credit shall extend beyond the end of the twelfth (12th) month following the Effective Date of this Eleventh Modification), the Construction Allowance made available to Tenant under this Work Letter must be utilized for its intended purpose within twelve (12) months of the Effective Date of the Eleventh Modification or be forfeited with no further obligation on the part of Landlord.

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(B) Landlord’s Other Contributions. Notwithstanding anything to the contrary contained in this Eleventh Modification, Landlord shall, at its sole expense and without deduction from the Construction Allowance, provide the following in connection with the Landlord’s Work:

(i) The fit plan with up to two (2) revisions.

(ii) Electrical service available from the electrical closet on the 13th floor for use in the 13th floor Premises of a capacity not less than the Building Standard Electricity including panels and circuit breakers in place, along with an isolated grounding system (such work to be completed prior to Substantial Completion). At no time during the Lease Term shall electrical service for the 12th floor Premises be reduced below the level of such service existing as of the date of this Eleventh Modification.

(iii) All work in common areas of the Building, including, but not limited to, common corridors and common elevator lobbies shall be completed to the 13th floor Premises as required (such work to be completed prior to Substantial Completion).

(iv) New commodes and urinals (with auto-flushers) in both the men’s and women’s restrooms on the 12th floor. All building standard restroom work shall be completed and meet all ADA requirements. Landlord has replaced all of the commodes this year and will replace the urinals on both of Tenant’s floors prior to Substantial Completion. In addition, Landlord will replace all wall and floor tile with new Building standard tile in both men’s and women’s restrooms on the 12th and 13th floors prior to Substantial Completion; provided, however, with respect to any full floor leased by Tenant, Tenant shall have the right to select the color of such tile, and if Tenant so elects, Tenant shall have the right to upgrade the tile and restroom finishes above Building standard with respect to any full floor leased by Tenant, and in such event the cost of such upgrades shall be paid from the Construction Allowance, to the extent sufficient funds are available, and otherwise by Tenant.

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(v) Installation of a rear entrance/exit (the “Entrance/Exit”) on the portion of the Premises on the 13th floor (said installation to be completed prior to January 31, 2011). Landlord represents that Hunters Glen/Ford, Ltd. (“HGF”) and Landlord have entered into an amendment to HGF’s lease in the Office Building pursuant to which the approximately 69 rentable square feet of space previously constituting a portion of the premises leased by HGF (and which space is necessary for a common corridor in order to accommodate the installation of said Entrance/Exit) has been deleted from HGF’s lease. Notwithstanding anything to the contrary contained in this Eleventh Modification, if the installation of the Entrance/Exit is not completed in accordance with all applicable Laws on or before March 31, 2011, then Tenant shall be entitled to an abatement of Basic Rental with respect to the Seventh Expansion Space (in addition to any other abatement of Basic Rental provided for in this Eleventh Modification) for a period equal to the length of time between March 31, 2011 and the date on which the Entrance/Exit is completed in accordance with all applicable Laws.

4. Construction.

(A) General Terms. Subject to the terms of this Work Letter, CPS agrees to cause leasehold improvements to be constructed in the Premises (the “Landlord Work”) in a good and workmanlike manner in accordance with the Approved Construction Documents. Tenant acknowledges that neither Landlord nor CPS is an architect or engineer, and that the Landlord Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord and CPS do not guarantee or warrant that the Approved Construction Documents will comply with Laws or be free from errors or omissions, or that the Landlord Work will be free from defects, and neither Landlord nor CPS will have any liability therefor. However, Landlord will warrant the construction and installation of the Landlord Work for a period of 12 months after the date such Landlord Work is Substantially Complete on the same basis under which Landlord requires its contractors and architects to warrant such work. In addition, CPS’s approval of the Construction Documents or the Landlord Work shall not be interpreted to waive or otherwise modify the terms and provisions of the Lease. Except with respect to the economic terms set forth in Paragraph 3 of this Work Letter, the terms and provisions contained in this Work Letter shall survive the completion of the Landlord Work and shall govern in all applicable circumstances arising under the Lease throughout the term of the Lease, including the construction of future improvements in the Premises. Tenant acknowledges that the Approved Construction Documents must comply with (i) the definitions used by CPS for the electrical terms used in this Work Letter, (ii) the electrical and HVAC design capacities of the Building, (iii) Landlord’s policies concerning communications and fire alarm services, provided that the policies concerning communications do not limit competitive bidding to multiple subcontractors, and (iv) Landlord’s policies concerning Tenant’s electrical design parameters, including harmonic distortion. Upon Tenant’s request, CPS will provide Tenant a written statement outlining items (i) through (iv) above.

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(B) ADA Compliance. Landlord shall, as an Operating Expense, be responsible for ADA (and any applicable state accessibility standard) compliance for the core areas of the Building (including elevators, Common Areas, and service areas), the Project’s parking facilities and all points of access into the Project. Tenant shall, at its expense, be responsible for ADA (and any applicable state accessibility standard) compliance in the Premises, including restrooms on any floor now or hereafter leased or occupied in its entirety by Tenant, its Affiliates or transferees. Neither Landlord nor CPS shall be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements, including submission of the Approved Construction Documents for review by appropriate state agencies. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.

(C) Occupancy During Landlord Work. The Landlord Work in the Current Premises shall be conducted at such time as may be mutually agreed upon by Landlord and Tenant in writing. Tenant, at its expense, shall move any furniture or equipment that Landlord may request to accommodate such Landlord Work, or Tenant shall pay for such moving if it is conducted by any third parties. Tenant acknowledges that Landlord will be conducting the Landlord Work while Tenant is in possession of the Current Premises, and agrees that Landlord, its agents, employees and contractors shall have the right to enter the Current Premises during business hours to conduct the Landlord Work. Tenant understands that the Landlord Work to be performed pursuant to this Work Letter may result in noise, vibration, dirt, dust, odors, and other circumstances commonly attendant to construction. Tenant hereby waives any claim of injury or inconvenience to Tenant’s business, interference with Tenant’s business, loss of occupancy or quiet enjoyment of the Current Premises, or any other loss occasioned by such entry or the performance of the Landlord Work required pursuant to the terms of this Work Letter, and the same shall not relieve Tenant of any obligations under the Lease, as modified by this Eleventh Modification. Landlord will attempt to minimize the disruption to Tenant’s business during its performance of the Landlord Work. No entry into the Premises by Landlord under this Work Letter shall be deemed a forcible or unlawful entry into the Current Premises or a detainer of the Current Premises, or an eviction, actual or constructive, of Tenant from the Current Premises, or any part of the Current Premises, nor shall such entry entitle Tenant to damages or an abatement of Rent or other charges that the Lease (as modified by this Eleventh Modification) requires Tenant to pay. Tenant shall reasonably cooperate with Landlord and its contractors and shall not in anyway impede, inhibit or hinder any of the Landlord Work. CPS agrees to diligently pursue the completion of the Landlord Work in the Current Premises subject to the terms and conditions of this subparagraph (C).

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5932671v.6	B-v

(D) Substantial Completion. The Landlord Work shall be deemed to be “Substantially Complete” with respect to the Seventh Expansion Space on the date that (i) all Landlord Work with respect to the Seventh Expansion Space (other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Seventh Expansion Space) has been performed in accordance with the Approved Construction Documents (as modified by any Change Order approved in writing by Landlord and Tenant), (ii) CPS has obtained all required final inspection approvals and/or necessary certificates allowing occupancy from all applicable authorities, (iii) all Building systems and equipment and that of the Landlord Work are fully tested and operational, and (v) at least thirty (30) days have elapsed after Tenant has been afforded access to all parts of the Seventh Expansion Space for installation of communications cabling, and server and IDF equipment installations (which will be performed concurrently with the Landlord Work). Prior to the Premises (or any portion thereof) being delivered to Tenant, a representative of Landlord and a representative of Tenant shall walk through the Premises (or such portion thereof) and jointly prepare a list of minor items which, in the mutual opinion of Landlord and Tenant, have not been fully completed or which require repair (the “Punch List Items”). Landlord shall cause its contractor to complete or repair the Punch List Items within 30 days after the date of the “walk-through”. Tenant shall not be entitled to any abatement of any rental obligations as pertains to the Premises pending completion of the Punch List Items. In the event that Tenant takes possession of any portion of the Premises following the construction of Landlord Work in such portion of the Premises in the absence of having created a punch list, Tenant will be deemed to have waived its right to create a punch list with respect to such portion of the Premises and shall be deemed to have accepted such portion of the Premises in its “as is” condition. Time is of the essence in connection with the obligations of CPS and Tenant under this Work Letter. Neither Landlord nor CPS shall be liable or responsible for any claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion for any reason. Tenant’s sole and exclusive remedy for any delay in achieving Substantial Completion for any reason other than Tenant Delay (defined below) shall be the resulting postponement (if any) of the Seventh Expansion Space Commencement Date and the commencement of rental payments for the Seventh Expansion Space under the Eleventh Modification. “Tenant Delay” means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the Landlord Work, including: (i) Tenant’s failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (ii) Tenant’s selection of long-lead equipment or materials; (iii) changes requested or made by Tenant to previously approved plans and specifications; or (iv) performance of work in the Premises by Tenant or Tenant’s contractor(s) during the performance of the Landlord Work.

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(E) Swing Space. Landlord agrees that Tenant may temporarily occupy certain “Swing Space” (herein so called) during the performance of the Landlord Work in the portion of the Current Premises occupied by Tenant’s Investment Group (herein so called). The Swing Space shall consist of Landlord’s choice of either the 6th floor or 7th floor of 200 Crescent Court, or the 9th floor of 100 Crescent Court as shown on Exhibit A-4 attached to the Eleventh Modification. Tenant’s occupancy of the Swing Space shall be subject to all terms and conditions contained in the Lease, as modified by this Eleventh Modification, except that Tenant shall not be obligated to pay Basic Rental or Additional Rental for the Swing Space, but Tenant shall be required to pay electrical costs for the Swing Space in accordance with Paragraph 7(b) of the Lease. The Swing Space will be delivered to Tenant in its AS IS condition and Landlord makes no warranties or representations with respect thereto. Tenant shall be solely responsible for the cost of relocating to and from the Swing Space. Tenant’s right to occupy the Swing Space shall terminate when the Landlord Work in the portion of the Current Premises occupied by Tenant’s Investment Group is Substantially Complete and Tenant is able to lawfully occupy same. After the payment of all electrical costs due and owing for the Swing Space, and so long as Tenant has surrendered the Swing Space broom-clean, vacant and in the condition existing as of the date of Landlord’s delivery of the same (reasonable wear and tear excepted), neither party shall have any rights, liabilities or obligations under the Lease, as modified by this Eleventh Modification, for the period accruing after the date on which Tenant vacates the Swing Space, except those which, by the provisions of the Lease, as modified by this Eleventh Modification, expressly survive the termination of the Lease, as modified by this Eleventh Modification.

5. Costs.

(A) Change Orders and Cost Overruns. CPS’s and Tenant’s written approval is required in advance of all changes to, and deviations from, the Approved Construction Documents (each, a “Change Order”), including any (i) omission, removal, alteration or other modification of any portion of the Landlord Work, (ii) additional architectural or engineering services, (iii) changes to materials, whether building standard materials, specially ordered materials, or specially fabricated materials, or (iv) cancellation or modification of supply or fabrication orders. Except as otherwise expressly provided in this Work Letter, all costs of the Landlord Work in excess of the Construction Allowance including Change Orders requested by Tenant and approved by CPS which increase the cost of the Landlord Work (collectively, “Cost Overruns”) shall be paid by Tenant to Landlord within 10 days of receipt of Landlord’s invoice. In addition, at either Landlord’s or CPS’s election, Tenant shall prepay any projected Cost Overruns within 10 days of receipt of Landlord’s invoice for same (subject to reconciliation between the parties, in case of any underpayment or overpayment by Tenant, once the actual total costs of construction are determined). CPS may stop or decline to commence all or any portion of the Landlord Work until such payment (or prepayment) of Cost Overruns is received. Tenant’s failure to pay, when due, any Cost Overruns or the cost of any Change Order shall constitute an event of default under the Lease, as modified by the Eleventh Modification, subject to applicable notice and cure periods.

(B) Construction Supervisory Fee. Landlord shall not charge a construction supervisory fee in connection with the Landlord’s Work.

6. Acceptance. By taking possession of the Seventh Expansion Space for the purpose of conducting its business, Tenant agrees and acknowledges that (a) the Seventh Expansion Space is usable by Tenant as intended; (b) neither Landlord nor CPS has any further obligation to perform any Landlord Work or other construction (except punchlist items, if any agreed upon by CPS and Tenant in writing) with respect to the Seventh Expansion Space; and (c) both the Building (other than portions of the Current Premises with respect to which Landlord Work is not complete) and the Seventh Expansion Space are satisfactory in all respects.

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7. Window Coverings. Tenant shall have the right to install window shades in the Premises, at Tenant’s expense (which may be paid out of the Construction Allowance to the extent sufficient funds are available); provided, however the existing perimeter window blinds shall remain in place and the shades will be installed over such blinds. Landlord shall have the right to approve of the color and finish of the window shades prior to installation of same.

CPS:

CRESCENT PROPERTY SERVICES, INC., a Delaware corporation

By:
Name:
Title:

TENANT:

WESTWOOD MANAGEMENT CORP., a New York corporation

By:
Name:
Title:

AGREED, ACKNOWLEDGED AND ACCEPTED

by Landlord as of      the day of             , 2010:

CRESCENT TC INVESTORS, L.P.,

a Delaware limited partnership

By:	Crescent TCI GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

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5932671v.6	B-viii

EXHIBIT C

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

AGREEMENT

THIS AGREEMENT is made and entered into as of the date set forth below by and between Westwood Management Corp., a New York corporation (“Tenant”); Crescent TC Investors, L.P., a Delaware limited partnership (“Landlord”); and Bank of America, N.A., as successor by merger to LaSalle Bank, N.A., as Trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, whose Sub-Servicer is Midland Loan Services, Inc. (collectively, “Lender”), as follows:

RECITALS

LENDER is now the holder of a Mortgage or Deed of Trust, which secures or will secure a Note in the original principal amount of $214,770,000.00. The Mortgage or Deed of Trust and any other security instruments, executed by the Landlord in favor of Lender, encumber the real property, together with the buildings and improvements on that property, described as “Exhibit A”, which is attached to this document; and

TENANT is the holder of a lease (the “Lease”) dated April 9, 1990 from Landlord, further amended by instrument(s) dated September 11, 1991, September 27, 1991, October 5, 1994, June 15, 1995, April 26, 1996, May 30, 1996, September 18, 1997, June 24, 1998, September 21, 1998, November 25, 2003, February 24, 2004, and December             , 2010 (such lease, together with the amendments referenced above, are collectively referred to as “the Lease”) covering certain premises more particularly described in the Lease (referred to later as the “Leased Premises”); and

TENANT, LANDLORD AND LENDER desire to confirm their understanding with respect to the Lease and the Mortgage or Deed of Trust;

ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this instrument, Tenant, Landlord and Lender agree and covenant as follows:

1. Now and at all times in the future, the Lease and the rights of the Tenant shall be subject and subordinate to the above Mortgage or Deed of Trust, and to all renewals, modifications or extensions of that Mortgage. However, such renewals, modifications and extensions shall be subject and entitled to the benefits of the terms of this Agreement.

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2. So long as Tenant is not in default in the payment of rent or in Tenant’s performance of any of the terms, covenants or conditions of the Lease (beyond any period given Tenant to cure such default):

a)	Lender shall not diminish nor interfere with Tenant’s possession of the Leased Premises, or Tenant’s rights and privileges under the Lease or lease renewals, modifications or extensions that may be affected in accordance with any options under the Lease.

b)	Tenant’s occupancy of the Leased Premises shall not be disturbed, affected or impaired by Lender during the term of the Lease or any such renewals, modifications or extensions of the Lease.

c)	Tenant, or any leasehold mortgagee of Tenant (“Tenant’s Mortgagee”) shall not be named or joined in any action or proceeding brought by lender to enforce any of its rights in the event of default under the Note, Mortgage (or Deed of Trust), unless such joinder be required by law for effecting those remedies available under the security instruments. Such joinder would ONLY be for the purposes of effecting those remedies, but not for the purpose of terminating the Lease or affecting Tenant’s right to possession.

d)	If the interests of Landlord shall be transferred to and owned by Lender by reason of foreclosure or other proceedings or by any other manner, and Lender succeeds to the interests of the Landlord under the Lease, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and for any extensions or renewals which may be effected in accordance with any option granted in the Lease, with the same force and effect as if Lender were the Landlord under the Lease. Tenant agrees to attorn to Lender as its Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement immediately upon Lender succeeding to the interest of the Landlord under the Lease. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth. The parties’ intent is to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length in this Agreement.

3. During the period of Lender’s ownership of Landlord’s interest in the Lease, Tenant and Tenant’s Mortgagee shall have the same remedies against Lender for the breach of an agreement contained in the Lease that Tenant and Tenant’s Mortgagee would have had against the Landlord if Lender had not succeeded to Landlord’s interest; provided, however, that even though provisions in the Lease may be to the contrary, Lender shall not be:

(a) liable for any act or omission of any prior landlord arising under the Lease (including the Landlord) or subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord arising under the Lease (including the Landlord); or,

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5932671v.6	C - ii

(b) bound by any rents or additional rent which Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or

(c) bound by any amendment or modification of the Lease made without its consent; or,

(d) liable for any security deposited under the Lease unless such security has been physically delivered to Lender.

Provided, however, that the Lender shall not be relieved from responsibility for failure to perform any obligation under the Lease which, although such failure may have begun prior to Lender succeeding to Landlord’s interest, thereafter continues. In such event, Lender’s responsibility shall be determined as if the failure had first arisen upon the day Landlord’s title to the Subject Property succeeds to Lender.

4. Tenant shall promptly notify Lender of any default, act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction (“a Landlord Default”). In the event of a Landlord Default, the Tenant shall not exercise any such termination or cancellation rights available to it and shall not claim a partial or total eviction until it has given written notice of such Landlord Default to Lender; and Lender has failed within thirty (30) days after Lender receives such notice, to cure or remedy the Landlord Default. If the same can not be reasonably remedied within such thirty-day period, then Lender shall have a reasonable period for remedying such Landlord Default. However, in any event, Lender’s time to cure such default shall not be less than the period of time the Landlord would be entitled to cure such default pursuant to the terms of the Lease. Lender shall have no obligation under this paragraph to remedy any Landlord Default. During the time period that Lender is afforded the opportunity to cure such Landlord Default, Tenant’s rights and remedies against Landlord on account of such Landlord Default shall not be suspended (other than Tenant’s right to terminate or cancel the Lease and Tenant’s right to claim a partial or total eviction) but Tenant shall have the right to pursue all such rights and remedies against Landlord if such Landlord Default continues beyond the time period given to Landlord to cure such default as provided in the Lease.

5. The terms “holder of a mortgage” and “Lender” or any similar term in this document or in the Lease shall be deemed to include Lender and any of its successors or assigns, including anyone who shall have succeeded to Landlord’s interests by, through or under foreclosure of the Mortgage or Deed of Trust, or by deed in lieu of such foreclosure or otherwise.

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6. The Landlord has assigned or will assign to Lender all of Landlord’s right, title and interest in the Lease by an Assignment of Rents and Leases (“Rent Assignment”). If in the future there is a default by the Landlord in the performance and observance of the terms of the Note or Mortgage or Deed of Trust, the Lender may, at its option under the Rent Assignment, require that all rents and all other payments due under the Lease be paid directly to Lender. Upon notification to that effect by the Lender to the Landlord and the Tenant, the Landlord HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS the Tenant and the Tenant agrees to pay any payments due under the terms of the Lease to the Lender. Such payments shall constitute payments under the terms of the Lease and Landlord shall have no claim against Tenant by reason of such payments made to Lender. Tenant shall make such payments to Lender regardless of any right of setoff, counterclaim or other defense that Tenant may have against Landlord. Neither the Rent Assignment nor its implementation shall diminish any obligation of the Landlord under the Lease or impose any such obligations on the Lender.

7. Any notice, or request or other communication required by this Agreement to be given shall be in writing and shall be: (a) personally delivered; or, (b) sent via nationally recognized overnight courier; or, (c) transmitted by postage prepaid registered or certified mail, return receipt requested. All such notices, requests or other communications shall be addressed to Tenant, Landlord or Lender at the addresses set forth below or such other address as the parties shall in like manner designate. All such notices and requests shall be deemed to have been given on the first to occur of: (i) the actual date received, or (ii) the date of delivery if personally delivered; or (iii) five (5) days following posting if transmitted by mail.

If to Tenant:

If to Landlord:

	With a copy to:	And to:

200 Crescent Court	200 Crescent Court	777 Main Street
Suite 250	Suite 250	Suite 2000
Dallas, Texas 75201	Dallas, Texas 75201	Fort Worth, Texas 76102
Attn: Property Manager	Attn: Senior Vice President,	Attn: Legal Department
Phone #: (214) 880-4500	Property Management	Phone #: (817) 321-2100
Fax #: (214) 880-4506	Phone: (214) 880-4545	Fax #: (817) 321-2080
Fax: (214) 880-4547

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If to Lender:

Midland Loan Services, Inc.

10851 Mastin Blvd., Suite 700

Overland Park, KS 66210

Attention:                                 , Asset Manager

8. This Agreement may NOT be modified except by a written agreement signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and assigns (including any party who succeeds to the interest of Landlord through foreclosure of the Mortgage or Deed of Trust or by a deed in lieu of foreclosure or otherwise).

[Remainder of page intentionally left blank]

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5932671v.6	C - v

IN RATIFICATION OF THIS AGREEMENT, the parties have placed their signatures and seals below, by and through their duly authorized officers on this date,                                         , 2010.

“LENDER”

Bank of America, N.A., as successor by merger to LaSalle Bank, N.A as Trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, by and through its Sub-Servicer, Midland Loan Services, Inc.

By
Bradley J. Hauger
Senior Vice President and Servicing Officer

STATE OF KANSAS	)
	)	ss.
COUNTY OF JOHNSON	)

On this          day of                     , 2010, before me, a Notary Public in and for the State of Kansas, personally appeared Bradley J. Hauger, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged that he is the Senior Vice President and Servicing Officer of Midland Loan Services, Inc., to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)

(Print Name)
NOTARY PUBLIC in and for the State of Kansas.

My appointment expires

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5932671v.6	C - vi

“TENANT”

WESTWOOD MANAGEMENT CORP., a New York corporation

By
Its

STATE OF	)
	)	ss.
COUNTY OF	)

On this          day of                     , 2010, before me, a Notary Public in and for the State of                     , personally appeared                                          personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged that he/she is the                                          of Westwood Management Corp., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)

(Print Name)
NOTARY PUBLIC in and for the State of
.

My appointment expires

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5932671v.6	C - vii

“LANDLORD”

CRESCENT TC INVESTORS, L.P., a Delaware limited partnership

By:	Crescent TCI GP, LLC, a Delaware limited liability company, its general partner

By
Its

STATE OF	)
	)	ss.
COUNTY OF	)

On this          day of                     , 2010, before me, a Notary Public in and for the State of                     , personally appeared                                          personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged that he/she is the                                          of                                         , to be the free and voluntary act and deed of said                              for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)

(Print Name)
NOTARY PUBLIC in and for the State of
.

My appointment expires

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5932671v.6	C - viii

RIDER NO. 1

OPTIONS TO EXTEND

A. Renewal Period. Tenant may, at its option, extend the Lease Term for all or any part of the Premises then existing for two renewal periods of five years each (each a “Renewal Period”) by written notice to Landlord (the “Renewal Notice”) given no later than nine (9) months prior to the expiration of the Lease Term (or the prior Renewal Period, as applicable), provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant (together with all Permitted Transferees) remains in occupancy of at least one full floor in the Office Building, and (ii) no uncured event of default exists under the Lease (following the expiration of any applicable notice and cure period provided in the Lease). In the event Tenant exercises its option to extend the Lease Term with respect to only a portion of the Premises, the remaining Premises shall be leasable space with windows and access from a common corridor, as reasonably determined by Landlord. The Basic Rental payable during each Renewal Period shall be at the Market Rental Rate (hereinafter defined) for the Premises. Except as provided in this Rider No. 1, all terms and conditions of the Lease, as amended by the Eleventh Modification, shall continue to apply during each Renewal Period.

B. Acceptance. Within 30 days of the Renewal Notice, Landlord shall notify Tenant of the Basic Rental for such Renewal Period (the “Rental Notice”). Tenant may either accept or object to the terms set forth in the Rental Notice by written notice (the applicable of the “Acceptance Notice” or the “Objection Notice”) to Landlord given within 15 days after receipt of the Rental Notice. If Tenant timely delivers the Objection Notice to Landlord, Landlord and Tenant shall negotiate in good faith the Basic Rental rate and other economic terms for the applicable Renewal Period; provided, however, if following the determination of such Basic Rental rate and other economic terms for the applicable Renewal Period, Tenant determines in its sole and absolute discretion that such rate and terms are unacceptable, Tenant shall have the right to rescind its prior exercise of the option to extend in question by giving Landlord written notice thereof within ten (10) days after the date of such determination, in which event this Lease shall end at the expiration of the then-current Lease Term. If Tenant timely delivers its Acceptance Notice, Tenant shall, within 15 days after receipt, execute a lease amendment confirming the Basic Rental and other terms applicable during the Renewal Period. If Tenant fails timely (i) to deliver the applicable of its Acceptance Notice or Objection Notice, or (ii) if applicable, to execute and return the required lease amendment, then this Option to Extend shall automatically expire and be of no further force or effect. In addition, this Option to Extend shall terminate upon assignment of the Lease or subletting of the Premises (other than in connection with a Permitted Transfer) resulting in Tenant and its Permitted Transferees not occupying at least one full floor in the Office Building.

The Crescent®/Westwood Management Corp.

5932671v.6	Rider No. 1 - i

C. Market Rental Rate. The “Market Rental Rate” is the rate (or rates) a willing tenant would pay and a willing landlord would accept for a comparable transaction (e.g., renewal, expansion, relocation, etc., as applicable, in comparable space in the Office Building) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. In calculating the Market Rental Rate, all relevant factors will be taken into account, including the location and quality of the Office Building, lease term, amenities of the Project, condition of the space and any concessions and allowances commonly being offered by Landlord for comparable transactions in the Project. The parties agree that the best evidence of the Market Rental Rate will be the rate stated in documents evidencing comparable transactions in the Office Building executed within the l2 months immediately prior to the date of the Renewal Notice.

The Crescent®/Westwood Management Corp.

5932671v.6	Rider No. 1 - ii

RIDER NO. 2

RIGHT OF FIRST REFUSAL

Provided the Lease (as defined in the Eleventh Modification to which this Rider No. 2 is attached) is then in full force and effect with at least twelve months remaining in the Lease Term (as extended by this Eleventh Modification) and provided further that Tenant (together with all Permitted Transferees) remains in occupancy of at least one full floor in the Office Building and no event of default, as defined in Paragraph 13 of the Lease, shall remain uncured (following the expiration of any applicable notice and cure period provided in the Lease), Tenant shall have the continuing right of first refusal as hereinafter described to lease that portion of the space to be leased to a prospective tenant (the “Offered Space”) which is all or part of the space (the “Right of First Refusal Space”) located on the 13th floor of 200 Crescent Court, Dallas, Texas, the 12th floor of 300 Crescent Court, and the 12th floor of 100 Crescent Court (more specifically shown on Exhibit A-2 attached hereto) at such time as such space becomes Available (as defined below), exercisable at the following times and upon the conditions set forth below. The Right of First Refusal Space (or the applicable portion thereof) shall be deemed “Available” at such time as such space is no longer any of the following: (i) leased or occupied; (ii) assigned or subleased by the then-current tenant of the space; (iii) re-leased by the then-current tenant of the space by renewal, extension or renegotiation (whether agreed to prior to or after the date of this Eleventh Modification); or (iv) subject to an expansion option, right of first refusal, preferential right or similar obligation existing under any other tenant leases for the Project as of the date of this Eleventh Modification. Landlord represents that as of the date of this Eleventh Modification, no party has rights superior to Tenant’s with respect to the Right of First Refusal Space (or any portion thereof) other than an existing right in favor of HGF with respect to the 13th floor of 200 Crescent Court. Landlord agrees not to grant any superior rights to HGF with respect to the Right of First Refusal Space other than those existing in favor of HGF as of the date of this Eleventh Modification.

1. If Landlord enters into negotiations with a prospective tenant to lease the Offered Space, Landlord shall notify Tenant of such fact (the “ROFR Notice”) and shall include in such ROFR Notice the rent, term, and other terms (including, but not limited to, finish out, moving allowances and design fees) at which Landlord is prepared to accept for such Offered Space from such prospective tenant. Tenant shall have a period of five (5) Business Days from the date of delivery of the ROFR Notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the Offered Space. If Tenant fails to give any notice to Landlord within the required five (5) Business Day period, Tenant shall be deemed to have waived its right to lease the Offered Space.

2. If Tenant so waives its right to lease the Offered Space (either by giving written notice thereof or by failing to give any notice), Landlord shall have the right to lease the Offered Space to the prospective tenant upon economic terms which are not materially less favorable to Landlord than those set forth in the ROFR Notice, and upon the execution of such lease between Landlord and the prospective tenant this Right of First Refusal as to the Offered Space shall thereafter be null, void and of no further force or effect; provided, however, Landlord shall again be required to comply with this Rider No. 2 if such Offered Space subsequently becomes Available again during the Lease Term.

The Crescent®/Westwood Management Corp.

5932671v.6	Rider No. 2 - i

3. If Landlord does not enter into a lease with such prospective tenant covering the Offered Space, Landlord shall not thereafter engage in other lease negotiations with respect to the Right of First Refusal Space without first complying with the provisions of this Rider No. 2.

4. Upon the exercise by Tenant of its right of first refusal as provided in this Rider No. 2, Landlord and Tenant shall, within fifteen (15) days after Tenant delivers to Landlord notice of its election, enter into an amendment to the Lease incorporating the Offered Space into the Premises to be coterminous with the Lease Term, upon the economic terms and conditions as Landlord notified Tenant pursuant to paragraph 1 above. Notwithstanding the foregoing, if Tenant exercises a Right of First Refusal at any time prior to November 30, 2012 the following terms shall apply: (a) the Basic Rental payable by Tenant for such space shall be at the then current rate specified for the Current Premises in this Eleventh Modification and will thereafter increase as the Basic Rental rates increase for the Current Premises, (b) the Term with respect to the Offered Space will expire on the same date as the Lease as modified by this Eleventh Modification, (c) Tenant shall receive a tenant improvement allowance equal to $34.50 per rentable square foot in such space multiplied by a fraction having as its numerator the number of months remaining in the Lease Term as of the commencement date of such space and having as its denominator 126, and (d) the Basic Rental abatement for such space shall be reduced proportionately to account for the difference in the Lease Term applicable to such space, which Basic Rental abatement shall be for a period equal to the product of (i) six (6) months, multiplied by (ii) a fraction having as its numerator the number of months remaining in the Lease Term as of the commencement date of such space and having as its denominator 126 (with such Basic Rental abatement accruing to the first Basic Rental payable under the Lease, as modified by this Eleventh Modification, with respect to such space).

5. Any assignment or the subletting by Tenant of the Premises pursuant to Paragraph 9 of the Lease (other than to a Permitted Transferee) resulting in Tenant and its Permitted Transferees not occupying at least one full floor in the Office Building shall terminate the right of first refusal of Tenant contained herein. The right of first refusal granted herein is personal to Westwood Management Corp. and its Permitted Transferees and shall not be assignable to any other person or entity.

The Crescent®/Westwood Management Corp.

5932671v.6	Rider No. 2 - ii

RIDER NO. 3

OPTION TO EXPAND

A. Expansion Space. Tenant shall have the option to lease approximately 2,683 rentable square feet on the 13th floor of 200 Crescent Court, as shown on Exhibit A-3 to the Eleventh Modification (the “Expansion Space”), for a term commencing on the “Expansion Space Commencement Date” (hereinafter defined) and continuing through the expiration or earlier termination of the Lease Term (as it may be extended or renewed); provided that (i) Tenant gives Landlord written notice (the “Expansion Notice”) no later than July 1, 2012; (ii) no uncured event of default exists under the Lease (following the expiration of any applicable notice and cure period provided in the Lease) at the time of such Expansion Notice or the Expansion Space Commencement Date; and (iii) Tenant and its Permitted Transferees remain in occupancy of the entire Premises. Landlord represents that the Expansion Space is not subject to an expansion option, right of first refusal, preferential right or similar obligation, or any other right which is superior to Tenant’s rights with respect to the Expansion Space, existing under any other tenant lease for the Project as of the date of this Eleventh Modification (other than the rights of the existing tenant of the Office Building referenced in Paragraph C of this Rider No. 3. The Basic Rental payable for the Expansion Space shall be at the rates then in effect for the Current Premises, including any projected rate increases over the Lease Term, and the Construction Allowance and Basic Rental abatement available for the Expansion Space shall be reduced proportionately to account for the difference in the Lease Term applicable to the Expansion Space, by multiplying each by a fraction, the numerator of which is the number of months remaining in the Lease Term as of the Expansion Space Commencement Date and the denominator of which is 126 (with the Basic Rental abatement accruing to the first Basic Rental payable under the Lease with respect to the Expansion Space. This Option to Expand shall terminate upon assignment of this Lease or subletting of more than 25% of the Premises, other than to a Permitted Transferee. The Expansion Space shall be reduced to the extent Tenant leases any portion thereof, whether or not pursuant to a formal option provision in the Lease.

B. Acceptance. If Tenant timely delivers its Expansion Notice, Tenant shall, within 15 days after Landlord’s written request, execute and return a lease amendment adding the Expansion Space as part of the Premises for all purposes under the Lease (including any extensions or renewals) effective as of the Expansion Space Commencement Date and confirming the Basic Rental and other terms applicable to the Expansion Space. Such lease amendment shall, if applicable, contain a work letter using substantially the same form attached to this Eleventh Modification, governing any leasehold improvements in the Expansion Space. If Tenant fails timely to (i) deliver its Expansion Notice or (ii) execute and return the required lease amendment, then this Option to Expand shall automatically expire and be of no further force or effect.

The Crescent®/Westwood Management Corp.

5932671v.6	Rider No. 3 - i

C. Expansion Space Commencement Date. The term “Expansion Space Commencement Date” shall be the earliest to occur of (i) the first business day after the date on which Landlord Work with respect to the Expansion Space is Substantially Complete, or (ii) the date on which the Landlord Work would have been Substantially Complete but for Tenant Delay or (iii) the date Tenant takes possession of any portion of the Expansion Space for purposes of conducting business therein. The anticipated Expansion Space Commencement Date is 9 months following the date on which Tenant delivers the Expansion Notice (subject to extension for Tenant Delays) Landlord shall not be liable for any delay or failure to tender possession of the Expansion Space by the anticipated Expansion Space Commencement Date for any reason, including by reason of any holdover tenant or occupant, nor shall such failure invalidate the Lease or extend the Lease Term. Tenant acknowledges that the Expansion Space is currently leased by another tenant of the Building through December 31, 2012 and that such tenant has an option to renew its lease with respect to the Expansion Space beyond December 31, 2012, but that if the current tenant does exercise such option to renew its lease, Landlord agrees that it will exercise its option to relocate such current tenant to other space in the Office Building.

D. Substantially Complete. As used herein the term “Substantially Complete” shall have the same meaning as set forth in the Work Letter that is attached as Exhibit B to this Eleventh Modification except that all references to (i) “Premises” or “Seventh Expansion Space” shall be understood to refer to the “Expansion Space”, and (ii) “Landlord Work” shall be understood to refer to the Landlord Work required to be done with respect to the Expansion Space.

E. Condition of Premises. The Expansion Space shall be tendered in an “as-is” condition. However, any required leasehold improvements to the Expansion Space shall be constructed in accordance with the Work Letter attached to this Eleventh Modification (as modified to conform to the requirements of this Rider No. 3).

The Crescent®/Westwood Management Corp.

5932671v.6	Rider No. 3 - ii